FARMOUT AGREEMENT

THIS FARMOUT AGREEMENT entered into this the ________ day of ____________________, 2010, by and between WW Petroleum Service, Inc., P. O. Box 74, Dixon, Kentucky, 42409, hereafter referred to as FARMOR; and Kentucky USA Energy, Inc., 321 Somerset Rd., Suite 1, London, Kentucky, 40741, hereafter referred to as FARMEE;

WITNESSETH:

WHEREAS, FARMOR owns six oil and gas leases in Christian County named and recorded as Max Corley Heirs Lease containing approximately sixty acres, recorded in the office of the Christian County Clerk in Oil and Gas Lease Book 43, Page 240; the Billy Combs Lease containing approximately one hundred and sixty-nine acres, recorded in the aforesaid Clerk’s office in Oil and Gas Lease Book 43, Page 298; the David Draper Lease containing approximately one hundred and thirty-six acres, recorded in the aforesaid Clerk’s office in Oil and Gas Lease Book 43, page 567; the Milton Corley Lease containing approximately two hundred and eighteen acres, recorded in the aforesaid Clerk’s office in Oil and Gas Lease Book 43, page 569, and Oil and Gas Book 43, Page 571; the J. C. Willis Lease containing approximately one hundred and fifty acres, recorded in the aforesaid Clerk’s office in Oil and Gas Lease Book 43, Page 258; and the Kenny Sweeney Lease containing approximately two hundred and seventy-eight acres, recorded in the aforesaid Clerk’s office in Oil and Gas Lease Book 45, Page 408, hereafter referred to as “Prospects”, and

WHEREAS, the FARMEE desires to obtain a Farmout to drill on the Prospects; and

WHEREAS, the FARMOR is willing to grant such Farmout assignments.

NOW THEREFORE, that for and in consideration of the mutual agreements and covenants set forth herein, the FARMOR and FARMEE agree as follows:

1.	FARMOR grants to FARMEE the rights to drill, complete and produce wells on the Prospects within the terms and conditions of this Agreement, as set our herein:

a.
FARMOR shall assign to FARMEE well locations to produce from any formation more than 1250 feet below the surface.  FARMEE shall not permit more than one location per lease at any one time.  After completion of each well FARMEE shall then permit an additional well of said lease.  Location of said permit would not conflict with a location that would be prior permitted by FARMOR.

b.	FARMOR shall reserve a 1/8 of 8/8 Overriding Royalty Interest on this assignment from all production attained by FARMEE from any formation more than 1250 feet below the surface.

2.	Upon completion of drilling the first well, FARMEE shall have the right to:

a.
If the first well is a dry hole, on the formations lying more than 1250 feet below the surface, but there is production from zones above 1250 feet, then FARMEE can complete such well and produce from the formation between the surface and 1250 feet; however, FARMOR shall be entitled to a 1/8 of 8/8 Overriding Royalty Interest on this well location.

b.
In the event the first well produces from a formation lying more than 1250 feet below the surface, then in that event, FARMEE shall have the first right to drill a twin well, for the purpose of drilling from the surface down to 1250 feet.  In that event, the FARMOR shall be entitled to a 1/8 of 8/8 Overriding Royalty Interest on that production from said twin well.  This right to drill a twin well shall be for a term of three (3) years from the date of spudding in the original well.  A 250 foot radius from the original well will be reserved.  Said twin well shall be drilled within fifty feet of original well.

c.
Concerning the David Draper Lease of the Prospects, a 1/32 of 7/8 Overriding Royalty Interest, which would otherwise have been assigned to FARMOR, shall instead be assigned to David Draper, for any such well completed under paragraph 2(a) or drilled under 2(b) above upon the Draper Lease.  Also, the Jackson formation on the Sweeney Lease is reserved from this Agreement and remains the ownership of FARMOR.

d.
After 120 days of completion of twin well [Paragraph 2(b)] or completion of the original well above 1250 feet [Paragraph 2(a)], FARMEE shall exercise rights to a new well location on same lease for the purpose of production from surface to 1250 feet.  FARMEE shall secure only one location at a time for the purpose of production from surface to 1250 feet unless otherwise granted by FARMOR in writing.  After 120 days from completion of each well drilled by FARMEE, FARMEE shall exercise the right to one additional well location.  FARMEE shall not interfere with any wells or drilling locations that are in production or development by FARMOR.  FARMOR shall secure no more than two drilling locations per lease at any one time.

e.
FARMEE is granted the right to twin or offset drill under Paragraph 2 on each individual lease in the Prospects, only after drilling a well to test the New Albany Shale formation on each lease in the Prospects.

f.	All current wells on the Prospects, whether in production or not, are excluded from this Farmout Agreement.

3.
FARMEE agrees to purchase all gas produced above the New Albany Shale by FARMOR at the well head price equal from the “Prospect” of the Texas Gas Transmission Zone SL (less cleaning fee and deduction for inert materials) first of the month index, or upon any other index mutually agreed upon by the parties.  FARMEE agrees to furnish and install meters, well head equipment, and up to four hundred feet of gathering line for such wells.  For such, FARMEE shall receive a 1/8 of 8/8 Overriding Royalty.  Excluded from this paragraph are the wells referenced in Paragraph 4 below.  This paragraph applies to the herein farmed out leases only.

4.
As to the Corley #7 and Corley #8 wells, FARMEE agrees to finish the installation required to put said wells on production and make any repairs caused by the installation of gathering lines that would be necessary to place said wells into complete operation, and FARMOR agrees to assign to FARMEE, a 1/8 of 8/8 Overriding Royalty in all gas produced from the Corley #7 and Corley #8 wells for as long as gas is produced and sold by FARMOR.  This paragraph applies to the Jackson Sand Formation only.

5.
FARMOR will in a timely manner provide FARMEE with all title opinions and other title information within FARMOR’S possession.  FARMOR makes no warranty of title other than its reasonable satisfaction of ownership.  FARMOR acknowledges the right of FARMEE to assign and/or enter into an agreement with a third party for the development of said Prospects.  It is understood that this Agreement is an assignment, not a partnership, and FARMOR bears no responsibility for the actions of the FARMEE or its assignees.  It is also understood that FARMEE or its assignees bears no responsibility for actions by FARMOR.

6.
FARMEE and FARMOR shall share in all drilling and electric logs, production date, geological data and any material which would be of benefit to the other party in relationship to the Prospects.  Each shall be allowed access to drilling sites at their own risks.

7.
FARMEE shall have ninety days from signing to commence drilling the Draper/Corley #1 well as permitted by FARMOR to test the New Albany Shale.  FARMEE assumes all responsibility and liability during the drilling and completion of said well.  After drilling of said well, FARMOR shall transfer to FARMEE ownership and operation of said well under the terms of this Agreement.  FARMOR shall receive from the original leaseholder (David Draper), a lease extension for the drilling of said well.  In the event that said extension is not attained, then both parties are released from all duties and claims as it pertains to the Draper Lease.

8.
FARMEE agrees to drill no less than three (3) wells per year on said leases for a period of three (3) years, being a total of no less than nine (9) wells.  Failure to commence three (3) wells within one (1) year, six (6) wells within two (2) years, and nine (9) wells within three (3) years from signing of this Agreement shall release all undeveloped acreage back to FARMOR.  FARMEE shall retain only the acreage held by wells in production or in the process of being completed for production.

9.
In event that FARMEE has a shut-in gas well(s), FARMEE shall have five (5) years to place said well(s) into production.  After five (5) years FARMOR shall have the option to take ownership of said well(s).

10.	FARMEE agrees to comply with the terms of the original lease agreements, as recorded in the office of the Christian County Clerk, including the payment of any shut-in gas well(s).

11.
FARMEE is hereby granted the right for ingress and egress to these leases for all purposes, and right-of-way for laying of feeder lines, gathering lines and pipeline to produce these and surrounding leases.

WITNESS EXECUTION on the date herein above appearing.

FARMOR	FARMEE

WW PETROLEUM SERVICE, INC.	KENTUCKY USA ENERGY, INC.

By: LUTHER WILSON, President	By: STEVEN D EVERSOLE, President

COMMONWEALTH OF KENTUCKY

COUNTY OF _____________________

The foregoing Farmout Agreement was acknowledged before me by Luther Wilson, President of WW Petroleum Service, Inc., a Kentucky Corporation, on behalf of said corporation, on this the ________ day of ____________________, 2010.

NOTARY PUBLIC-STATE AT LARGE-KY

My Commission Expires:

COMMONWEALTH OF KENTUCKY

COUNTY OF _____________________

The foregoing Farmout Agreement was acknowledged before me by C. G. Collins, Representative of Kentucky USA Energy, Inc., a Kentucky Corporation, on behalf of said corporation, on this the ________ day of ____________________, 2010.

NOTARY PUBLIC-STATE AT LARGE-KY

My Commission Expires:

THIS INSTRUMENT PREPARED BY:

BASIL LAW FIRM
231 W. Main St.
Glasgow, KY   42141
Phone: 270-651-9822
Fax: 270-651-8026

____________________________________________
DANNY J. BASIL
Attorney at Law
MY DOCS (G) OIL & GAS-FARMOUT AGREEMENT